UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2016

Electronic Cigarettes International Group, Ltd.

(Exact name of registrant as specified in its charter)

Nevada	000-52745	98-0534859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 Cole Boulevard, Suite 350, Golden, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 575-4222

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 5, 2016, Electronic Cigarettes International Group, Ltd., a Nevada corporation (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”), by and among the Company, Hardwire Interactive Inc., a British Virgin Islands company (the “Buyer”), Hardwire Interactive Acquisition Company, a Delaware corporation and wholly-owned subsidiary of the Company (“Hardwire”), and certain other covenanting parties thereto, pursuant to which Hardwire sold and assigned the Assets (as defined in the Agreement) to the Buyer in consideration of the Purchase Price (as defined in the Agreement), including an $800,000 cash payment and the assumption of certain liabilities, subject to the terms and conditions of the Agreement (the “Asset Sale”). In connection with the execution of the Purchase Agreement and the consummation of the Asset Sale, Hardwire entered into with the Buyer, a (i) Bill of Sale, (ii) General Assignment, (iii) Assignment of Contracts, and (iv) Assignment of Intellectual Property, each dated as of October 5, 2016.

The foregoing description of the Asset Sale does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information described above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated as of October 5, 2016, by and among Hardwire Interactive Acquisition Company, Hardwire Interactive Inc., the Company, and certain other covenanting parties thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2016		ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD.

	By:	/s/ William Seamans
Name: William Seamans
Title: Chief Financial Officer